Exhibit 99.2

MySize Inc. Issues Corrective Press Release

April 19th, 2017, Airport City, Israel: MySize Inc. (the “Company” or “MySize”) (Nasdaq: MYSZ, TASE: MYSZ), developer of proprietary, smartphone measurement applications, in a press release dated April 18, 2017, announced it had entered into a cooperation agreement with the Israeli Postal Service (the “Israeli Post”). This press release was not a completely accurate description of the parties interaction or relationship. While MySize has submitted a proposal to the Israeli Post relating to a cooperation arrangement in the form of a pilot program, which the Israeli Post has indicated they are willing to undertake, the parties have not entered into or signed any formal or definitive agreement, and do not expect to enter into a formal or definitive agreement with respect to the pilot program or new services until the completion of the development and trial periods.

As previously disclosed, the pilot program calls for MySize to develop and supply the Israeli Post with two new services. Once these solutions are developed, MySize will provide the Israeli Post with a 3 month trial period. Subsequent to the trial period, the Israeli Post will have the service operational for another 3 months at no charge. At the end of the second 3 month period, the parties will determine whether, and on what commercial terms, to enter into an agreement relating to this new service for a non-exclusive agreement with the Israeli Post.

As stated in the prior press release, MySize’s solution for the courier market is proprietary to MySize, and MySize’s goal is to provide a solution to global Courier market. This application will provide a solution to measure all types of packages using only a smartphone. Based on the package size, the user will be quoted a shipping price and picture of the package dimension.

In addition, the Israeli Post has developed relationships in the online fashion apparel markets with fashion retailers and contracted with MySize for solutions to ship the correct size with using our "TrueSize" application.

These technology solutions are being developed in accordance with the specifications provided by the Israeli Post. A team from the Israeli Post will be selected to work on this project with MySize staff.

Pursuant to MySize’s proposal for the pilot program, all IP and new patents developed shall remain the property of MySize.

About the Israel Postal Service:

The Israel Post, formerly the Israel Post Authority is a government owned corporation that has 700 Post Office branches.

About MYSIZE

MySize Inc. (TASE: MYSZ) (NASDAQ: MYSZ) is developing unique measurement technologies based on sophisticated algorithms and cutting edge technology with broad applications including apparel industry, e-commerce, shipping and parcel industry measurement.  This proprietary technology is driven by several patent-pending algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about MySize, please visit our website. www.mysizeid.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a "controlled company," as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.